Exhibit 99.1

PROXY

Community First Financial Corporation

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on ____________, 2006

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby constitutes and appoints ________ and ___________, as proxies, and each or either of them, with full power of substitution, and hereby authorizes them to represent the undersigned at the special meeting of shareholders of Community First Financial Corporation (“Community First”) to be held on _______, _______, 2006, at ______ a.m. at ____________, located at ___________, Lynchburg, Virginia, and at any adjournments or postponements thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment or postponement thereof, which the undersigned would be entitled to vote if personally present in the manner specified below.

1. Approval of the Agreement and Plan of Reorganization, dated as of October 18, 2005, by and between American National Bankshares Inc. (“American”) and Community First, and a related Plan of Merger (together, the “merger agreement”), providing for the merger of Community First with and into American upon the terms and conditions therein.

FOR	AGAINST	ABSTAIN

2. Approval of the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN

3. In their discretion, on such other business as may properly come before the special meeting or any adjournments or postponements of the meeting.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND AT THE DISCRETION OF THE PROXY HOLDER UPON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ALL JOINT OWNERS MUST SIGN. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Dated: ___________________, 2006
Signature of Shareholder

Signature of Shareholder

☐ Please check if you plan to attend the Shareholders’ Meeting on ___ _________, 2006